EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

To the Board of Directors:

Data Call Technologies, Inc.
600 Kenrick, Suite B-12
Houston, Texas 77060

We hereby consent to use in this amended Form SB-2 Registration Statement of our report dated January 16, 2006, except for note 6, which is as of August 8, 2006, relating to Data Call Technologies, Inc. which is part of this Registration Statement. We also consent to the reference to our firm under the caption "Experts."

September 15, 2006

/s/ R.E. Bassie & Co.
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R.E. BASSIE & CO.

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